Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

CXAPP HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1) (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (3)	Fee Rate (4)	Amount of Registration Fee (5)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	—	—	—	—		—	—	—
Fees Previously Paid	Equity	Common Stock, par value $0.00001 per share	457(f)(2)	2,386,791	N/A	$22,807,000		$2,513.33

Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
		Total Offering Amounts				$22,807,000		$2,513.33
		Total Fees Previously Paid						$7,619.01
		Total Fee Offsets						—
		Net Fee Due						$0

(1)	The shares of common stock, par value $0.00001 per share, of CXApp Holding Corp. (“CXApp”) being registered will be distributed pursuant to a spin-off transaction to a third-party distribution agent for the benefit of holders of common stock, par value $0.001 per share, of Inpixon and which will be immediately converted into that number of shares of Class A common stock, par value $0.0001 per share, of KINS Technology Group Inc. (“KINS”) and shares of Class C common stock, par value $0.0001 per share, of KINS that CXApp stockholders will be entitled to receive in connection with the proposed merger of KINS Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of KINS (“Merger Sub”), with and into CXApp, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 25, 2022, by and among KINS, Merger Sub, Inpixon and CXApp. The amount of CXApp common stock to be registered represents the maximum number of shares of CXApp common stock that will be distributed to the third party distribution agent for the benefit of holders of Inpixon common stock upon consummation of the spin-off. One share of CXApp common stock will be distributed to the distribution agent for each share of Inpixon common stock outstanding on the record date of the spin-off. Because it is not possible to accurately state the number of shares of Inpixon common stock that will be outstanding as of the record date of the spin-off, this calculation is based on 2,386,791 shares of Inpixon common stock outstanding as of October 17, 2022.
(2)	Pursuant to Rule 416(a) of Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) of the Securities Act, based on the book value (computed as of June 30, 2022, the most recent date for which such information is available) of the common stock of CXApp.
(4)	Applicable fee rate is $110.20 per $1,000,000.
(5)	A total of $7,619.01 was previously paid by KINS in connection with the filing of the Registration Statement on Form S-4 on October 19, 2022 (File No. 333-267938), and there have been no incremental fees incurred by CXApp relating solely to this Registration Statement. Thus, the aggregate registration fees payable in connection with the transaction have previously been paid. Accordingly, no filing fee is paid herewith. See “Table 2: Fee Offset Claims and Sources” below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		S-4	333-267938	October 19, 2022	—	$7,619.01
Fee Offset Sources	KINS Technology Group Inc.	S-4	333-267938		October 19, 2022						$2,513.33
Rule 457(p)
Fee Offset Claims
Fee Offset Sources